Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of OSL Holdings, Inc. (the “Company”) on Form 10-K for the period ended August 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Eric Kotch, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: December 12, 2011

/s/ Eric Kotch
Eric Kotch
Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to OSL Holdings Inc. and will be returned by OSL Holdings Inc. and furnished to the Securities and Exchange Commission or its staff upon request.